UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023 (September 22, 2023)

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Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on September 14, 2023, Volcon, Inc. (the “Company”), entered into a note amendment (the “Note Amendment”) with Empery Asset Master, LTD, Empery Tax Efficient, LP and Empery Debt Opportunity Fund, LP (collectively, the “Investors”) pursuant to which the Investors agreed to take the following actions with respect to the amended and restated senior convertible Series A and Series B notes dated as of May 24, 2023 and the new senior convertible notes as of May 24, 2023 (collectively, the “Notes”) previously issued to the Investors: (i) to extend the maturity date from February 24, 2024 to January 31, 2025; (ii) the Notes required us to have unrestricted and unencumbered cash on deposit of $10,000,000 on December 31, 2023. The Note Amendment reduced the cash requirement to $5,000,000 and extended the requirement date to June 30, 2024; (iii) to add a new covenant that prior to December 31, 2023, the Company sells to customers not less than 250 Volcon Stag offroad vehicles; provided that in order to qualify as a sale, such sale would need to be revenue on our income statement in accordance with generally accepted accounting practices, as may be amended; (iv) to allow us to incur indebtedness of up to $10 million from a factoring arrangement on terms acceptable to the Investors, provided, that the factoring lender executes a subordination and intercreditor agreement on terms acceptable to the Investors and approved by the Investors in writing; and (v) to allow liens arising from indebtedness of the type described in clause (iv) above, provided that the factoring lender executes a subordination and intercreditor agreement on terms acceptable to the Investors and approved by the Investors in writing.

The Note Amendment provided that it would become effective upon the execution of a valid and enforceable security agreement by the Company and the collateral agent to the Investors no later than September 22, 2023; and the execution of a valid and enforceable guaranty by the Company’s subsidiaries no later than September 22, 2023.

On September 22, 2023, the Company, Volcon ePowersports, LLC, a Delaware limited liability company, a wholly owned subsidiary of the Company (“Volcon Delaware”), and Volcon ePowersports, LLC, a Colorado limited liability company, a wholly owned subsidiary of the Company (“Volcon Colorado” and with Volcon Delaware, the “Volcon Subsidiaries”), entered into a security agreement (the “Security Agreement”) in favor of Empery Tax Efficient, LP, in its capacity as collateral agent with respect to the Notes. Pursuant to the Security Agreement, the Company granted the Investors, as collateral for the Notes, a security interest in all of the assets of the Company.

On September 22, 2023, the Volcon Subsidiaries entered into a guaranty agreement (the “Guaranty Agreement”) with in favor of Empery Tax Efficient, LP, in its capacity as collateral agent with respect to the Notes. Pursuant to the Guaranty Agreement, the Volcon Subsidiaries absolutely, unconditionally and irrevocably guaranteed the payment by the Company of the Notes.

The foregoing descriptions of the Note Amendment, Security Agreement and Guaranty Agreement is not complete and are qualified in their entirety by reference to the full text of the Note Amendment, Security Agreement and Guaranty Agreement, copies of which are filed as Exhibits 10.1, 10.2, and 10.3 and are incorporated by reference herein.

On September 22, 2023, the Company and the Investors entered into an agreement to allow the Company to grant a Company vendor a warrant to purchase up to 2 million shares of Company common stock (the “Vendor Warrants”) prior to September 30, 2023. The Investors agreed that the Vendor Warrants shall not be considered to be a Dilutive Issuance (as defined in the Notes and the Warrants) and accordingly, no adjustment to the Conversion Price (as defined in the Notes) or the Exercise Price (as defined in the Warrants) will be made solely as a result of the issuance of the Vendor Warrants or the issuance of the Company common stock upon exercise of the Vendor Warrants.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Note Amendment between the Company and the Investors, dated September 14, 2023 (incorporated by reference to Exhibit 10.2 of the Form 8-K filed September 15, 2023)
10.2	Security Agreement between the Company, the Volcon Subsidiaries and Empery Tax Efficient, LP, in its capacity as collateral agent, dated September 22, 2023
10.3	Guaranty Agreement between the Volcon Subsidiaries and Empery Tax Efficient, LP, in its capacity as collateral agent, dated September 22, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcon, Inc.
(Registrant)

Date: September 27, 2023	/s/ Greg Endo
Greg Endo Chief Financial Officer

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